Exhibit 99.1

Adaptimmune Reports Third-Quarter Financial Results and Business Update

- Adaptimmune will focus on programs in MAGE-A4 and PRAME, two of the most validated
T-Cell targets in solid tumors -

- Adaptimmune will initiate a rolling BLA submission for afami-cel for the treatment of synovial sarcoma in Q4 2022 with target for completion in mid-year 2023 -

-The Company will focus on advancing the SURPASS family of trials in ovarian, urothelial, and head & neck cancers, for which the ORR is now 52% -

- Adaptimmune plans to advance its wholly owned late-stage preclinical optimized PRAME TCR, to be IND-ready in 2023 -

- To extend its cash runway into early 2025, the Company will de-prioritize non-core programs and undertake a significant restructuring with a reduction in headcount of approximately 25% to 30% -

– Conference call to be held today, November 8, 2022, at 8:00 a.m. EST (1:00 p.m. GMT) –

PHILADELPHIA, PA. and OXFORD, UK, November 8, 2022 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in cell therapy to treat cancer, today reported financial results and business updates for the third quarter ending September 30, 2022. For the quarter ending September 30, 2022, Revenue was $7.0 million, Total Operating Expenses (Research and Development and General and Administrative) were $50 million, and Net Loss was $41.4 million. The Company provided a clinical update earlier today which is available here: https://bit.ly/3TYsqcZ.

“We are seeing the positive impact that our therapies can have on people with cancer with afami-cel and unprecedented data with our next-gen T-cell therapy in the SURPASS trial,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “We now have full control of our T-cell program directed to PRAME, an equally important T-cell target in solid tumors. It is evident that we need to focus on developing these two programs which have immense therapeutic potential. We have taken decisive action to deprioritize non-core programs and made the difficult decision to restructure to extend our cash runway into early 2025.”

Afami-cel update: Adaptimmune’s first-generation cell therapy targeting MAGE-A4

BLA strategy for Adaptimmune’s first potential commercial product

●	Adaptimmune had a productive pre-BLA meeting with the FDA on October 13th (final minutes of the meeting remain pending)
●	The FDA agreed that Adaptimmune’s clinical package supports submission of the BLA for the proposed indication for the treatment of synovial sarcoma
●	FDA and Adaptimmune reached agreement on the overall content of the BLA submission
●	FDA agreed that the application is eligible for a rolling review submission strategy
●	Adaptimmune plans to initiate the rolling submission in Q4 of this year with target for completion in mid-year 2023
●	With its RMAT status for synovial sarcoma, the BLA application will be eligible for priority review by the FDA

Positive and confirmatory data from Cohort 1 of the registrational SPEARHEAD-1 trial to be presented at the Connective Tissue Oncology Society (CTOS) annual meeting on November 18th

●	Data continue to indicate that afami-cel is efficacious in heavily pre-treated patients with synovial sarcoma with an overall response rate of 38.6% by independent review
●	Responses are durable with a median duration of 50.3 weeks
●	Safety profile includes cytokine release syndrome and reversible hematologic toxicities, in line with previous findings indicating an acceptable benefit to risk profile
●	Translational data indicate that afami-cel drives tumor infiltration of activated and proliferative cytotoxic (“killer”) T-cells, shifting the balance in the tumor from immuno-suppressive to pro-immune and aiding in clinical response
●	Dr. Brian Van Tine, Professor of Medicine at the Washington University School of Medicine, will present these data at the CTOS annual meeting on November 18th

Status of the ongoing SPEARHEAD-1 pivotal trial and other afami-cel news

●	As previously announced, Cohort 1 of the SPEARHEAD-1 trial has completed treatment and met the primary endpoint for efficacy
●	Data from Cohort 1 will be used to support Adaptimmune’s BLA submission
●	Cohort 2 of the SPEARHEAD-1 trial is ongoing with treatment 60% complete and an overall response rate nearly identical to Cohort 1
●	On September 28th, Adaptimmune received the Vision of Hope Award from the Sarcoma Foundation of America at their annual Stand Up to Sarcoma Gala

Pipeline update

●	Adaptimmune recently announced that it will gain full control of the late-stage preclinical optimized PRAME TCR as well as the NY-ESO cell therapy program
●	The Company aims for the PRAME program to be IND-ready in 2023
●	GSK will deliver data from the ongoing Phase 2 / potential registrational trial with letetresgene autoleucel (“lete-cel”, targeting NY-ESO) in sarcoma indications, with final readouts expected in late 2023
●	Adaptimmune will continue to focus on its MAGE-A4 franchise while determining the optimal development path for complementary PRAME and NY-ESO assets
●	The Company has taken the decision to change the cell line being used to develop its MAGE-A4 allogeneic cell therapy. This change was due to the presence of a chromosomal abnormality in the original cell line and will delay the timing of the first allogeneic IND submission to 2025. This cell line is not used in any of the Company’s partnered programs.

Corporate news

●	Adaptimmune will prioritize the afami-cel BLA, the SURPASS family of trials in ovarian, urothelial, and head & neck cancers, and advancing PRAME to the clinic
●	Work on the allogeneic platform (both wholly owned and in collaboration with partners) will also continue
●	The Company will stop the SURPASS-2 trial in GE cancers and stop work on the TIL IL-7 program
●	Adaptimmune will cease further investment into additional non-core activities including work on preclinical pipeline projects including the HiT program, additional targets, and broader HLA coverage
●	The Company will delay investment in the commercialization of afami-cel based on BLA timelines and will provide further guidance on a likely commercial launch date after the BLA has been submitted

●	To extend its cash runway into early 2025, in addition to de-prioritizing non-core programs, the Company will also undertake a restructuring with a headcount reduction of approximately 25% to 30% to be completed in Q1 2023

Financial Results for the three and nine months ended September 30, 2022

●	Cash / liquidity position: As of September 30, 2022, Adaptimmune had cash and cash equivalents of $79.0 million and Total Liquidity[1] of $199.7 million, compared to $149.9 million and $369.6 million, respectively, as of December 31, 2021.
●	Revenue: Revenue for the three and nine months ended September 30, 2022 was $7.0 million and $16.1 million, respectively, compared to $1.2 million and $4.7 million for the same periods in 2021. Revenue has increased primarily due to an increase in development activities under our collaboration arrangements, in particular due to development activities under the Genentech Strategic Collaboration and License Agreement, which become effective in October 2021.
●	Research and development (R&D) expenses: R&D expenses for the three and nine months ended September 30, 2022 were $33.2 million and $104.7 million, respectively, compared to $28.2 million and $81.6 million for the same periods in 2021. R&D expenses increased due to an increase in the average number of employees engaged in research and development, increases in subcontracted expenditures and increases in in-process research and development costs. These were offset by an increase in reimbursements receivable for research and development tax and expenditure credits.
●	General and administrative (G&A) expenses: G&A expenses for the three and nine months ended September 30, 2022 were $16.8 million and $48.2 million, respectively, compared to $15.2 million and $42.5 million for the same periods in 2021 due to increases in employee-related costs and other corporate costs.
●	Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three and nine months ended September 30, 2022 was $41.4 million and $136.2 million, respectively ($(0.04) and $(0.14) per ordinary share), compared to $42.4 million and $119.2 million, respectively ($(0.05) and $(0.13) per ordinary share), for the same periods in 2021.

Financial Guidance

The Company believes that its existing cash, cash equivalents and marketable securities, together with the additional payments under the Strategic Collaboration and License Agreement with Genentech, will fund the Company’s current operations into early 2024, as further detailed in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022, to be filed with the Securities and Exchange Commission following this earnings release. The Company is deprioritizing non-core programs and is also undertaking a restructuring of the Company including a headcount reduction of approximately 25% to 30% with the aim of extending its cash runway into early 2025.

Conference Call Information

The Company will host a live teleconference and webcast to provide additional details at 8:00 a.m. EDT (1:00 p.m. GMT) today, November 8, 2022. A live webcast of the conference call and replay can be accessed at https://www.gowebcasting.com/12251. Call in information is as follows: (800)- 319-4610 (US or Canada) or +1 (416)- 915-3239 (International and additional options available HERE).

About Adaptimmune

1 Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities (available-for-sale debt securities). Each of these components appears separately in the condensed consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the condensed consolidated financial statements, which reconciles to Total Liquidity as follows (in millions):

	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$79,001	$149,948
Marketable securities - available-for-sale debt securities	120,669	219,632
Total Liquidity	$199,670	$369,580

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its assessment of overall solvency and liquidity, financial flexibility, capital position and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$7,007	$1,203	$16,120	$4,732
Operating expenses
Research and development	(33,182)	(28,211)	(104,674)	(81,585)
General and administrative	(16,815)	(15,173)	(48,169)	(42,529)
Total operating expenses	(49,997)	(43,384)	(152,843)	(124,114)
Operating loss	(42,990)	(42,181)	(136,723)	(119,382)
Interest income	324	225	1,019	916
Other (expense) income, net	1,644	(237)	1,001	(184)
Loss before income tax expense	(41,022)	(42,193)	(134,703)	(118,650)
Income tax expense	(399)	(208)	(1,503)	(582)
Net loss attributable to ordinary shareholders	$(41,421)	$(42,401)	$(136,206)	$(119,232)

Net loss per ordinary share
Basic and diluted	$(0.04)	$(0.05)	$(0.14)	$(0.13)

Weighted average shares outstanding:
Basic and diluted	980,791,114	936,600,648	961,354,122	933,992,708

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$79,001	$149,948
Marketable securities - available-for-sale debt securities	120,669	219,632
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	1,774	752
Other current assets and prepaid expenses	62,695	45,126
Total current assets	264,139	415,458

Restricted cash	1,712	1,718
Operating lease right-of-use assets, net of accumulated amortization	17,607	20,875
Property, plant and equipment, net of accumulated depreciation of $35,229 and $36,253	48,176	30,494
Intangible assets, net of accumulated amortization of $4,354 and $4,051	568	1,000
Total assets	$332,202	$469,545

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,905	$8,113
Operating lease liabilities, current	2,474	2,320
Accrued expenses and other current liabilities	36,079	29,909
Deferred revenue, current	20,622	22,199
Total current liabilities	66,080	62,541

Operating lease liabilities, non-current	19,926	23,148
Deferred revenue, non-current	132,233	177,223
Other liabilities, non-current	626	673
Total liabilities	218,865	263,585

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 1,282,773,750 authorized and 982,719,936 issued and outstanding (2021: 1,240,853,520 authorized and 937,547,934 issued and outstanding)	1,394	1,337
Additional paid in capital	985,312	959,611
Accumulated other comprehensive income (loss)	6,683	(11,142)
Accumulated deficit	(880,052)	(743,846)
Total stockholders' equity	113,337	205,960

Total liabilities and stockholders’ equity	$332,202	$469,545

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Nine months ended
	September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(136,206)	$(119,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,009	4,333
Amortization	629	—
Share-based compensation expense	14,294	15,802
Unrealized foreign exchange gains	(2,501)	(213)
Amortization on available-for-sale debt securities	2,165	4,094
Other	765	2,239
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(29,778)	(31,809)
Increase/ (decrease) in payables and other current liabilities	15,200	(109)
(Decrease)/ increase in deferred revenue	(12,388)	1,696
Net cash used in operating activities	(143,811)	(123,199)

Cash flows from investing activities
Acquisition of property, plant and equipment	(26,081)	(4,558)
Acquisition of intangible assets	(231)	(181)
Maturity or redemption of marketable securities	136,694	190,393
Investment in marketable securities	(42,197)	(81,363)
Net cash provided by investing activities	68,185	104,291

Cash flows from financing activities
Proceeds from issuance of common stock from offerings, net of commissions and issuance costs	11,422	2,529
Proceeds from exercise of stock options	42	707
Net cash provided by financing activities	11,464	3,236

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(6,791)	(1,177)
Net decrease in cash, cash equivalents and restricted cash	(70,953)	(16,849)
Cash, cash equivalents and restricted cash at start of period	151,666	61,484
Cash, cash equivalents and restricted cash at end of period	$80,713	$44,635

Adaptimmune Contact

Investor

Juli P. Miller, Ph.D. — VP, Corporate Affairs and Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Media Relations

Dana Lynch, Senior Director of Corporate Communications

M: +1 267 990 1217

Dana.Lynch@adaptimmune.com